Exhibit 99.1

Solera National Bancorp, Inc. Announces Its Decision to Decline Treasury Capital Funds

Lakewood, CO — February 24, 2009  — Solera National Bancorp, Inc, (OTC Bulletin Board: SLRK),  announced today that it has decided not to participate in the United States Department of the Treasury’s Capital Purchase Program (“CPP”).

Doug Crichfield, President and CEO of Solera National Bancorp, Inc. and its wholly-owned subsidiary Solera National Bank commented, “We are honored to have been approved for participation in the CPP which is only available to sound financial institutions.  Solera is a young, healthy, growing financial institution, with ample capital. After careful consideration, we have concluded that the burden and cost of participating in the program far outweighs the potential benefit to Solera’s shareholders”.

Solera National Bank formed in September 2007 is a traditional, community commercial bank with a core-competency in understanding and servicing the culturally diverse and dynamic Hispanic market.

For more information, please contact:

Mr. Robert J. Fenton, Treasurer

Solera National Bancorp, Inc.

Tel: 303.202.0933

Email: BFenton@SoleraBank.com

Cautions Concerning Forward-Looking Statements

All information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Solera National Bancorp, Inc. (“Company”) and its wholly-owned subsidiary, Solera National Bank (“Bank”), are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties can include the risks associated with the ability to grow the Bank and the services it provides, the ability to successfully integrate new business lines and expand into new markets, competition in the marketplace, general economic conditions and many other risks described in the Company’s Securities and Exchange Commission filings. The most significant of these uncertainties are described in our 2007 Annual Report on Form 10-K all of which any reader of this release is encouraged to study (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the Company has a very limited operating history upon which to base an estimate of its future financial performance; the Company expects to incur losses during its initial years of operations; the Bank’s failure to implement its business strategies may adversely affect the Company’s financial performance; the departures of key personnel or directors may impair the Bank’s operations; and general economic and market conditions. We undertake no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

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